EXHIBIT 32

CERTIFICATION OF OFFICERS
OF GLEN ROSE PETROLEUM CORPORATION
PURSUANT TO 18 USC § 1350

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) each of the undersigned officers of Glen Rose Petroleum, a Delaware corporation, formerly known and operating as United Heritage Corporation, a Utah corporation (the “Company”) does hereby certify, to such officer’s knowledge, that:

(a)	The annual report on Form 10-K/A for the year ended March 31, 2007 of the Company fully complies with the requirements of section 13(a) or 15(b) of the Securities Exchange Act of 1934; and

(b)	Information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 7, 2009

/s/	Andrew Taylor-Kimmins
Andrew Taylor-Kimmins
President and Chief Financial Officer